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Exhibit 8.2

May 14, 2004

Bunge Limited
50 Main Street
White Plains, New York 10606

Ladies and Gentlemen:

        We have acted as special United States federal income tax counsel to Bunge Limited, a Bermuda company (the "Company"), in connection with the preparation and filing by the Company of a Registration Statement on Form F-3 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act").

        Pursuant to the Registration Statement, the Company is registering 10,800,000 common shares, par value $0.01 per share, of the Company.

        We hereby confirm that the discussion under the caption "Certain Tax Considerations—United States Federal Income Tax Consequences," insofar as such discussion represents legal conclusions or statements of United States federal income tax law, subject to the limitations and conditions set forth therein, and except for the specific discussion regarding the Company's possible United States federal income tax characterization as a passive foreign investment company under the caption "Passive Foreign Investment Company Status," constitutes our opinion as to the material United States federal income tax consequences relevant to the ownership and disposition of the Company's common shares.

        No opinion is expressed as to any other matter, including any aspects of state, local or non-United States tax law. This opinion is based on current United States federal income tax law and administrative practice, and we do not undertake to advise you as to any future changes in such law or practice that may affect our opinion unless we are specifically retained to do so. We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to us in the Registration Statement under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Act, and the rules and regulations of the Commission promulgated thereunder.

Very truly yours,
/s/ SHEARMAN & STERLING LLP

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  Exhibit 8.2